Exhibit 10.13

PARTNERSHIP ACQUISITION AGREEMENT

This Partnership Acquisition Agreement (this “Agreement”), dated as of October 27, 2026, is by and among Sagard Holdings Investment I LP, a Canadian limited partnership (“LP Seller”), Sagard Holdings Management Inc., a Canadian corporation (“GP Seller” and, together with LP Seller, collectively, the “Sellers” and each, a “Seller”), Sagard Private Income Fund Inc., a Maryland corporation (“Buyer”), and, solely with respect to Section 1.4, Sagard Private Income Fund SPV I GP Inc., a Canadian corporation (the “GP”).

W I T N E S S E T H:

WHEREAS, LP Seller is the sole limited partner of Sagard Private Income Fund SPV I LP, a Delaware limited partnership (the “SPV”), and owns 100% of the outstanding limited partner interests of the SPV (the “LP Interests”);

WHEREAS, GP Seller is the sole shareholder of the GP, and owns 100% of the outstanding equity interests of the GP (the “GP Interests” and, together with the LP Interests, the “Interests”);

WHEREAS, the GP is a special purpose entity formed for the purpose of acting as the general partner of LP Seller and the general partner of the SPV, and performing its duties and obligations, and exercising its rights, under the limited partnership agreements of LP Seller and the SPV and any other agreement to which LP Seller or the SPV is a party, in each case as further described in Section 5.1;

WHEREAS, the SPV holds a portfolio of loans and related unfunded commitment obligations set forth on Schedule 1 to this Agreement (the “Portfolio Assets”), which Portfolio Assets may be subject to liens or other encumbrances pursuant to that certain Revolving Credit and Security Agreement, dated as of June 17, 2026, by and among the SPV, as the borrower, Sagard Holdings Manager (US) LLC, as the servicer, the lenders from time to time party thereto, Atlas Securitized Products Administration, L.P., as administrative agent, Atlas Securitized Products, L.P., as lead arranger, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, U.S. Bank National Association, as custodian and document custodian, and the other parties thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Facility”);

WHEREAS, in connection with the acquisition of the Interests, Buyer will become the direct or indirect owner of 100% of the partnership interests of the SPV and, as such, is expected to assume certain responsibilities and obligations under the Credit Facility as the “Parent BDC” (as defined in the Credit Facility);

WHEREAS, the parties to this Agreement desire that the Sellers sell, transfer, convey and assign to Buyer, and that Buyer purchases and acquires from the Sellers, the Interests and any and all rights and benefits incident to the ownership thereof;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

SECTION 1. Sale and Purchase of the Interests; Closing.

1.1 Sale and Purchase. Subject to the terms and conditions of this Agreement:

(a) LP Seller does hereby sell, convey, assign and deliver to Buyer, and Buyer does hereby purchase and acquire from LP Seller, the LP Interests and any and all rights and benefits incident to the ownership thereof, for and in consideration of the issuance by Buyer, on the date of this Agreement, of that number of Class I shares of common stock, par value $0.001 per share, of Buyer (the “Shares”) equal to the quotient obtained by dividing (i) the Purchase Price by (ii) the net asset value per Share as of the date of this Agreement, as determined in accordance with Buyer’s valuation policies and procedures; and

(b) GP Seller does hereby sell, convey, assign and deliver to Buyer, and Buyer does hereby purchase and acquire from GP Seller, the GP Interests and any and all rights and benefits incident to the ownership thereof, for and in consideration of Buyer’s acquisition of the SPV and its assets and liabilities, the representations and warranties set forth in this Agreement, and for other good and valuable consideration set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged by each of GP Seller and Buyer.

1.2 Closing. The transfer of the Interests, free and clear of all Encumbrances (as defined below) (other than Encumbrances arising under or in connection with the Pledge Agreement (as defined in the Credit Facility), pursuant to this Agreement shall occur and be effective as of the execution of this Agreement by all parties hereto on October 27, 2026, simultaneously with the issuance of the Shares to LP Seller (the “Effective Time”), which Effective Time shall be prior to Buyer’s election to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”).

1.3 Purchase Price. The aggregate purchase price for the LP Interests (the “Purchase Price”) shall be equal to $76,542,774.37.

1.4 GP Shareholder Approval; GP Consent; Admission as Substitute Limited Partner. GP Seller’s execution and delivery of this Agreement shall be deemed, for all intents and purposes, to constitute the written consent of GP Seller, as the sole holder of the GP Interests, approving the sale, transfer, conveyance and assignment of the GP Interests by GP Seller to Buyer pursuant to this Agreement, as and to the extent such shareholder approval is required under the GP’s articles of incorporation, as amended to date, without the need for any further action, resolution or execution of any additional document by GP Seller or the GP. The GP’s execution and delivery of this Agreement shall be deemed, for all intents and purposes, to constitute the written consent of the GP, as the sole general partner of the SPV approving the sale, transfer, conveyance and assignment of the LP Interests by LP Seller to Buyer pursuant to this Agreement, as and to the extent such consent is required of the GP under Section 20 of the Amended and Restated Limited Partnership Agreement of the SPV, dated as of June 17, 2026 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “SPV LPA”). Buyer’s execution and delivery of this Agreement shall be deemed, for all intents and purposes, to constitute Buyer’s execution of a counterpart to the SPV LPA, and upon the transfer of the LP Interests to Buyer at the Effective Time, Buyer shall thereupon be admitted to the SPV as a substitute limited partner in accordance with Section 20 of the SPV LPA, without the need for any further action, consent or execution of any additional document by any party and immediately following such admission, LP Seller shall cease to be a limited partner of SPV.

SECTION 2. Representations and Warranties of Buyer. Buyer represents and warrants to each Seller, as of the date of this Agreement, as follows:

2.1 Organization; Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland with full corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by Buyer of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement, when executed and delivered by Buyer, shall constitute a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws (the “Bankruptcy and Insolvency Exceptions”).

2.2 Investment Experience; Access to Information. Buyer (a) either alone or together with its representatives has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions contemplated by this Agreement and has so evaluated the risks and merits of such transactions, (b) has the ability to bear the economic risks of the transactions contemplated by this Agreement and can afford a complete loss, (c) understands the terms of and risks associated with the transactions contemplated by this Agreement, including a lack of liquidity, pricing availability and risks associated with the industry in which each of the SPV and the GP operates, (d) has had the opportunity to review information regarding each of the SPV and the GP, its business, its financial condition and its prospects as Buyer has determined to be necessary in connection with the purchase of the Interests, and (e) has had an opportunity to ask such questions and make such inquiries concerning each of the SPV and the GP, its business, its financial condition and its prospects as Buyer has deemed appropriate in connection with such purchase and to receive satisfactory answers to such questions and inquiries.

2.3 Status. At the time Buyer was offered the Interests, it was, and at the date of this Agreement it is, an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

2.4 Shares. The Shares issued pursuant to this Agreement have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, such Shares will be validly issued in compliance with applicable laws, fully paid, non-assessable, and free of any Encumbrances (other than liens imposed under applicable securities laws), and (a) shall not be issued in violation of, preemptive rights, purchase or call options, rights of first refusal, subscription rights, similar rights or the terms of any contract or other understanding binding upon Buyer and (b) shall not be subject to any unsatisfied capital commitments.

2.5 No Conflicts; Advice. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which Buyer is a party. Buyer acknowledges that it has been provided with a copy of the Credit Facility and has had an opportunity to review the same. Buyer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Interests.

SECTION 3. Representations and Warranties of the Sellers. Each Seller represents and warrants to Buyer, as of the date of this Agreement, as follows:

3.1 Organization; Authority. Such Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization with full partnership or corporate power and authority, as applicable, to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by such Seller of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership or similar action on the part of such Seller, as applicable. This Agreement, when executed and delivered by such Seller, shall constitute a valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except (a) as limited by the Bankruptcy and Insolvency Exceptions.

3.2 Title to the Interests. Such Seller is the lawful owner of the Interests proposed to be sold by it hereunder (the LP Interests, in the case of LP Seller, and the GP Interests, in the case of GP Seller) with good and marketable title thereto, and such Seller has the absolute right to sell, assign, convey, transfer and deliver such Interests and any and all rights and benefits incident to the ownership thereof, all of which rights and benefits are transferable by such Seller to Buyer pursuant to this Agreement, free and clear of all the following of any nature whatsoever: security interests, liens, pledges, claims (pending or threatened), charges, escrows, encumbrances, lock-up arrangements, options, rights of first offer or refusal, community property rights, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money (collectively, “Encumbrances”); provided, that the LP Interests are subject to certain Encumbrances arising under or in connection with the Pledge Agreement (as defined in to the Credit Facility).

3.3 No Conflicts; Consents. Neither the execution and delivery of this Agreement by such Seller, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which such Seller or, as applicable, the SPV or the GP is subject, or any provision of the organizational documents of such Seller or, as applicable, the SPV or the GP, or conflict with, violate or result in a default under any material agreement, credit facility, debt or other instrument or understanding to which such Seller or, as applicable, the SPV or the GP is a party, other than, in each case, any consents, waivers or approvals required under the Credit Facility that have been obtained or will be obtained prior to the Effective Time. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required to be obtained or made by such Seller in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations or filings that have been obtained or made, or will be obtained or made, prior to the Effective Time.

3.4 No Indebtedness. Neither the SPV nor the GP has any outstanding indebtedness other than indebtedness arising under or in connection with the Credit Facility and funding obligations of the SPV under the Portfolio Assets. In addition, (i) the SPV is in compliance in all material respects with its obligations under the Credit Facility as of the date of this Agreement, (ii) no “Event of Default” or “Default” (each as defined in the Credit Facility) has occurred and is continuing or would result from the consummation of the transactions contemplated hereby, and (iii) all consents, waivers and approvals required under the Credit Facility in connection with the transactions contemplated by this Agreement have been obtained or will be obtained prior to the Effective Time. Buyer has been provided with true, correct and complete copies of the Credit Facility and all material amendments, waivers, consents and notices of default or event of default given or received thereunder.

3.5 Brokers. No broker, finder, investment banker or other person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Seller, the SPV or the GP for which Buyer, the SPV or the GP could become liable or obligated.

3.6 Litigation. There is no action, suit, investigation or proceeding pending or, to the knowledge of such Seller, threatened against such Seller, the SPV or the GP before any court, arbitrator or governmental authority that seeks to enjoin, or that would reasonably be expected to materially delay or impair, the consummation of the transactions contemplated by this Agreement, and neither the SPV nor the GP is subject to any outstanding order, judgment or decree that would reasonably be expected to materially and adversely affect the SPV, the GP or the Portfolio Assets.

SECTION 4. Additional Representations, Warranties and Covenants of LP Seller. LP Seller further represents, warrants and covenants to Buyer, as of the date of this Agreement, as follows:

4.1 Status. At the time LP Seller was offered the Shares, as of the date of this Agreement, and at the time that LP Seller purchases and acquires the Shares, it was, is, and will be, (a) an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, (b) if LP Seller is in Canada, an “accredited investor” as defined in National Instrument 45-106 – Prospectus Exemptions or, in Ontario, Section 73.3 of the Securities Act (Ontario), as applicable, (c) a “qualified purchaser” within the meaning of Section 2(a)(51) of the 1940 Act, (d) a “qualified client” as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended, and (e) not subject to and is not aware of any facts that would cause LP Seller to be subject to any of the “Bad Actor” disqualifications as described in Rule 506(d)(1)(i) to (viii) under the Securities Act;

4.2 Investment Experience; Access to Information. LP Seller has received, read carefully in their entirety, and understands each of Buyer’s draft Form 10 Registration Statement relating to the Shares (as amended, restated and/or supplemented or otherwise modified from time to time, the “Form 10”), Buyer’s bylaws (as amended and/or restated from time to time, the “Bylaws”), Buyer’s articles of incorporation (as amended and/or restated from time to time, the “Charter”), the investment advisory agreement by and between Buyer and Sagard Holdings Manager (US) LLC (the “Adviser”) and the administration agreement by and between Buyer and the Adviser. LP Seller (a) either alone or together with its representatives has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Shares and make an informed decision regarding the transactions contemplated by this Agreement, and has so evaluated the risks and merits of the transactions contemplated by this Agreement, (b) has the ability to bear the economic risks of ownership of the Shares and can afford a complete loss, (c) understands the terms of and risks associated with the acquisition of the Shares, including a lack of liquidity, pricing availability and risks associated with the industry in which Buyer operates, (d) has had the opportunity to review information regarding Buyer, its business, its financial condition and its prospects as LP Seller has determined to be necessary in connection with the acquisition of the Shares, and (e) has had an opportunity to ask such questions and make such inquiries concerning Buyer, its business, its financial condition and its prospects as LP Seller has deemed appropriate in connection with such acquisition and to receive satisfactory answers to such questions and inquiries.

4.3 Origination. Each Portfolio Asset that was originated by the SPV or an Affiliate (an “Affiliate” of any person or entity means any other person or entity that directly or indirectly controls, is controlled by, or is under common control with, such person or entity; for purposes of this definition, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise) of the SPV was so originated without any fraud or material misrepresentation by the SPV or its Affiliates, and each Portfolio Asset that was originated by an originator that, at the time of origination, was unaffiliated with the SPV was so originated, to the actual knowledge of LP Seller, without any fraud or material misrepresentation by the originator of such Portfolio Asset.

4.4 No Defaulting Lender. (x) Neither the SPV nor any of its Affiliates is a “defaulting lender” (as such term or similar terms are defined in the applicable loan agreements governing such Portfolio Asset) as to any Portfolio Asset and no event has occurred that, with notice or the lapse of time, would result in the SPV or any of its Affiliates being such a defaulting lender, and (y) to the actual knowledge of LP Seller, no other lender in respect of any Portfolio Asset is a “defaulting lender” (as such term or similar terms are defined in the applicable loan agreements governing such Portfolio Asset) and no event has occurred that, with notice or the lapse of time, would result in any such other lender being such a defaulting lender.

4.5 No Material Borrower Defaults. There are no material borrower defaults relating to credit deterioration that have not been disclosed to Buyer prior to the date of this Agreement, and no lender accelerations, in relation to any loan agreements entered into with respect to any Portfolio Asset, and no event has occurred that, with notice or the lapse of time, would result in such borrower default or lender acceleration.

4.6 Additional Agreements, Representations and Warranties. To induce Buyer to issue the Shares in accordance with this Agreement, LP Seller further represents, warrants, acknowledges, covenants and agrees that:

(a) the Shares being acquired by LP Seller have not been and will not be registered under the Securities Act or qualified by a prospectus under the securities laws of any jurisdiction of Canada, or registered or qualified under the securities laws of any state, province or other jurisdiction;

(b) the Shares were not offered to LP Seller by any means of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar printed public medium, any broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, and LP Seller acknowledges that reliance on the Rule 506(b) exemption under Regulation D is conditioned on the absence of any general solicitation or general advertising;

(c) the Shares acquired by LP Seller are “restricted securities” as defined in paragraph (a)(3) of Rule 144 under the Securities Act (“Rule 144”) and cannot be sold or Transferred (as defined below) by LP Seller unless they are subsequently registered under the Securities Act or unless an exemption from registration under the Securities Act is available;

(d) Buyer makes no representation or warranty as to the availability to LP Seller of any exemption from the registration provisions of the Securities Act or any other applicable securities laws pursuant to which LP Seller may resell the Shares;

(e) LP Seller acknowledges and agrees that it may Transfer all or any portion of such Shares only if (1) such Transfer is made in accordance with (A) the registration provisions of the Securities Act and any other applicable securities laws or an exemption from such registration provisions, (B) any applicable U.S. federal or state or non-U.S. securities, tax, anti-money laundering and other applicable laws, and (C) the terms of the Charter and this Agreement, including in compliance with the transfer provisions set forth in this Agreement, and (2) the transferee satisfies applicable eligibility and suitability requirements as determined by Buyer in its sole discretion. “Transfer” (or any derivative thereof) shall mean to sell, offer for sale, agree to sell, exchange, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, in whole or in part;

(f) (i) no Transfer of Shares will be effectuated without registration of the Transfer on Buyer’s books and (ii) registration of any Transfer on Buyer’s books may be withheld if, in the opinion of counsel to Buyer, such Transfer would violate the Securities Act, any state (or other jurisdiction) securities or “blue sky” laws applicable to Buyer or the Shares to be Transferred, or any other applicable laws;

(g) Buyer will use commercially reasonable efforts to prevent its assets from (i) being deemed to constitute “plan assets” for purposes of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or (ii) becoming subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code (“Similar Law”). LP Seller acknowledges and agrees that Buyer may reject any Transfer of Shares if such Transfer could (i) result in any portion of Buyer’s assets (A) being considered to be “plan assets” for purposes of ERISA or Section 4975 of the Code or (B) becoming subject to any Similar Law, or (ii) constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a non-exempt violation of any laws similar to ERISA or Section 4975 of the Code;

(h) LP Seller agrees to pay all reasonable expenses, including attorneys’ fees, incurred by Buyer in connection with any Transfer of Shares, prior to finalizing the Transfer;

(i) Buyer may, in its sole discretion, not recognize for any purpose any purported Transfer of all or any portion of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless there shall have been filed with Buyer a dated notice of such Transfer, in form and substance satisfactory to Buyer, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (i) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Agreement as deemed necessary by Buyer, in its sole and absolute discretion, and such purchaser’s, assignee’s or transferee’s agreement to be bound thereby, (ii) represents that such Transfer was made in accordance with this Agreement, the provisions of the Charter and Bylaws, as applicable, and all applicable laws and regulations applicable to the transferee and the transferor and (iii) the transferee has delivered such additional representations, warranties and documentation as Buyer may reasonably require;

(j) LP Seller was not created, formed or established solely or primarily to acquire securities, or to permit purchases of securities without a prospectus, in either case in reliance on an exemption from the prospectus requirements of applicable securities legislation that would not have otherwise been available;

(k) LP Seller (i) (A) is not registered or required to be registered as an “investment company” under the 1940 Act; (B) has not elected to be regulated as a business development company under the 1940 Act; (C) is not relying on the exception from the definition of “investment company” under the 1940 Act set forth in Section 3(c)(1) or 3(c)(7) thereunder and (D) is not a “foreign investment company” (i.e., an investment company as defined in the 1940 Act organized outside the United States) or (ii) is otherwise currently permitted to acquire and hold more than 3% of the outstanding voting securities of a fund like Buyer that intends to elect to be treated as a business development company under the 1940 Act. Notwithstanding the foregoing, if LP Seller is subject to the limitations of Section 12(d)(1) of the 1940 Act (including the prohibition on acquiring more than 3% of Buyer’s outstanding voting securities), LP Seller hereby covenants and agrees to comply with the requirements of Section 12(d)(1) of the 1940 Act, as applicable. LP Seller acknowledges that this representation is material to Buyer’s intended operations as a business development company and agrees to notify Buyer promptly in writing if any of the foregoing representations cease to be true. Buyer reserves the right to require the compulsory Transfer of any Shares held by LP Seller if continued ownership would cause Buyer to be in violation of Section 12(d)(1) of the 1940 Act or any other applicable provision of the 1940 Act;

(l) LP Seller is not and will not be, and is not and will not be investing through or investing on behalf of, (i) an “individual retirement account” (“IRA”) or any other plan, account or arrangement that is described in and subject to Section 4975 of the Code; (ii) an “employee benefit plan” as described in Section 3(3) of ERISA that is subject to Title I of ERISA; (iii) an entity, account or other arrangement that is deemed under applicable law to hold the “plan assets” (within the meaning of Section 3(42) of ERISA and the regulations promulgated thereunder) of any of the foregoing described in clause (i) and (ii), or (iv) a “governmental plan” (within the meaning of section 3(32) of ERISA) or any other plan, individual retirement account or other arrangement or entity whose assets are deemed to constitute the assets of any of the foregoing described in this clause (iv) pursuant to applicable law (each of the foregoing described in this clause (iv) referred to as a “Plan”) that is subject to any law, rule or regulation that is similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code or that could result in the assets of Buyer being deemed to constitute the assets of any such Plan;

(m) LP Seller affirmatively elects not to participate in Buyer’s Distribution Reinvestment Plan with respect to any Shares held by LP Seller and has completed, or will complete upon request by Buyer, the Wiring Instructions for Cash Distributions form attached as Exhibit A to this Agreement. LP Seller further agrees to provide such information and documentation as Buyer reasonably requests from time to time to verify LP Seller’s identity and to comply with applicable anti-money laundering, know-your-customer and other laws; and

(n) (i) The LP Interests are validly issued in compliance with applicable laws, free and clear of all Encumbrances (other than Encumbrances arising under or in connection with the Pledge Agreement (as defined in the Credit Facility), (ii) the holders thereof have no obligation to make any payments to the SPV or its creditors or contributions to the SPV or its creditors, in each case solely by reason of their ownership of the LP Interests, (iii) the LP Interests have not been issued in violation of, preemptive rights, purchase or call options, rights of first refusal, subscription rights, similar rights or the terms of any contract or other understanding binding upon the LP Seller or the SPV, and (iv) the LP Interests are not subject to any unsatisfied capital commitments.

4.7 1940 Act Approvals. LP Seller hereby expressly consents to, authorizes and approves:

(a) in accordance with Section 15(a) of the 1940 Act, the investment advisory agreement by and between Buyer and the Adviser attached to this Agreement as Annex A, including the advisory fees and other amounts payable to the Adviser thereunder in its capacity as Buyer’s investment adviser, which approval shall remain effective upon and following Buyer’s election to be regulated as a business development company under the 1940 Act; and

(b) the application to Buyer of the reduced asset coverage requirements in Section 61(a)(2) of the 1940 Act, which approval shall remain effective upon and following Buyer’s election to be regulated as a business development company under the 1940 Act, and LP Seller acknowledges and agrees that it irrevocably declines, with respect to any Shares held by it, any repurchase offer from Buyer to LP Seller as may be required by Section 61(a)(2) of the 1940 Act.

SECTION 5. Additional Representations and Warranties of GP Seller. GP Seller further represents and warrants to Buyer, as of the date of this Agreement, as follows:

5.1 Special Purpose Entity. The GP is a special purpose entity formed for the sole purpose of (i) acting as the general partner of LP Seller and the general partner of the SPV, (ii) performing the duties and obligations of the GP under the limited partnership agreements of LP Seller and the SPV and, to the extent applicable, any duties or obligations of LP Seller or the SPV to be performed by the GP thereunder or under any other agreement to which LP Seller or the SPV is a party, and (iii) engaging in any activities or exercising any powers as may be reasonably necessary in connection with, incidental to, conducive to or consequential to the foregoing, and the GP does not, and has never, engaged in any business or activity other than as described in the foregoing. Without limiting the foregoing, the GP:

(a) does not own, hold or have, and has never owned, held or had, any right, title or interest in any assets or properties other than (i) its equity interest in each of the LP Seller and the SPV (if any) and (ii) assets that are solely and directly related to its role as the general partner of each of the LP Seller and the SPV;

(b) has no, and has never had any, liabilities or obligations (whether absolute, accrued, contingent or otherwise) other than liabilities and obligations arising solely in connection with its role as the general partner of each of the LP Seller and the SPV and the transactions contemplated by this Agreement;

(c) has no, and has never had any, employees;

(d) has no, and has never had any, outstanding indebtedness for borrowed money and is not a guarantor of, or otherwise liable for, any indebtedness or obligation of any other person (other than (i) in its capacity as general partner of each of the LP Seller and the SPV and (ii) obligations arising under or in connection with the Credit Facility, including the Pledge Agreement (as defined in the Credit Facility));

(e) is not, and has never been, a party to any contract, agreement, arrangement or understanding other than (i) its organizational documents, (ii) the limited partnership agreement of each of the LP Seller and the SPV, (iii) the Facility Documents (as defined in the Credit Facility) to which the GP is a party, including the Pledge Agreement (as defined in the Credit Facility), (iv) this Agreement and (v) any other agreements entered into in connection with its role as the general partner of each of the LP Seller and the SPV; and

(f) has no, and has never had any, liability for taxes other than any taxes arising solely in connection with its formation and its role as the general partner of each of the LP Seller and the SPV.

5.2 GP Interests. The GP Interests (a) are duly authorized, validly issued in compliance with applicable laws, fully paid, non-assessable and free of any Encumbrances, (b) have not been issued in violation of, preemptive rights, purchase or call options, rights of first refusal, subscription rights, similar rights or the terms of any contract or other understanding binding upon the GP Seller or the GP, and (c) are not subject to any unsatisfied capital commitments.

SECTION 6. Covenants.

(a) Buyer shall comply with any applicable law, rule or regulation of a governmental authority or self-regulatory organization in connection with the acquisition of the Interests as well as any subsequent disposition of the Interests.

(b) LP Seller shall comply with any applicable law, rule or regulation of a governmental authority or self-regulatory organization (including a stock exchange) in connection with the acquisition of the Shares as well as any subsequent disposition of the Shares.

SECTION 7. Wrong Pockets.

(a) LP Seller shall direct any agent or administrative agent for any Portfolio Assets originated or acquired by LP Seller that are being conveyed hereunder, and direct each obligor with respect to such Portfolio Assets, to remit all payments and collections as directed by Buyer. LP Seller will not make any change in its instructions to obligors regarding payments to be made to Buyer or to the SPV inconsistent with the foregoing unless Buyer has consented to such change. In the event any payments relating to any Portfolio Asset or any other asset of the SPV are remitted directly to LP Seller or any designee of LP Seller (other than Buyer or the SPV), LP Seller will remit (or will cause all such payments to be remitted) directly to Buyer or the SPV, as directed by Buyer, within five (5) business days following receipt thereof, and, at all times prior to such remittance, LP Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer or the SPV, as directed by Buyer. Until so deposited, all such collections shall be held in trust by LP Seller for the benefit of Buyer or the SPV, as directed by Buyer. In addition, if, following the Effective Time, it is determined that any lender, agent, administrative agent or other party under any loan agreement relating to a Portfolio Asset (each, an “Overpaid Debt Party”) has received any overpayment or payment to which it was not entitled (whether by reason of miscalculation, duplicate payment, payment in excess of the amount then due, or otherwise), LP Seller shall, at Buyer’s request, use commercially reasonable efforts to cooperate with Buyer and the SPV to recover such overpayment from the applicable Overpaid Debt Party, including by assigning to Buyer or the SPV any right of recovery or reimbursement that LP Seller or any of its affiliates may have against such Overpaid Debt Party in respect of such overpayment. If, following the Effective Time, it is determined that the SPV or Buyer has received any overpayment or payment to which it was not entitled from any borrower, obligor or other counterparty under any loan agreement relating to a Portfolio Asset (whether by reason of miscalculation, duplicate payment, payment in excess of the amount then due, or otherwise), Buyer shall, at LP Seller’s request, use commercially reasonable efforts to cooperate with LP Seller to return or remit such overpayment to the applicable borrower, obligor or counterparty or, if such overpayment is properly owed to LP Seller or any of its affiliates, to LP Seller or such affiliate, including by assigning to LP Seller any right of recovery or reimbursement that Buyer or the SPV may have against such borrower, obligor or counterparty in respect of such overpayment.

(b) If, following the Effective Time, it is determined that the net asset value of the SPV as of the Effective Time, as finally calculated in accordance with Buyer’s valuation policies and procedures applied on a basis consistent with the methodology used to determine the Purchase Price (the “Final NAV”), differs from the Purchase Price actually transferred or credited to LP Seller at or prior to the Effective Time, then: (i) if the Final NAV was less than the Purchase Price, LP Seller shall, within five (5) business days following written notice from Buyer setting forth in reasonable detail the basis for such determination (together with reasonable supporting documentation), pay to Buyer in immediately available funds an amount equal to the difference between the Purchase Price and the Final NAV; provided, that LP Seller shall have the right, during such five (5) business day period, to review and verify the calculation set forth in such notice, and Buyer shall make available to LP Seller such books, records and work papers of the SPV as are reasonably necessary for such review; and (ii) if the Final NAV exceeds the Purchase Price, Buyer shall, within five (5) business days following written notice from LP Seller setting forth in reasonable detail the basis for such determination (together with reasonable supporting documentation), pay to LP Seller, at Buyer’s election, either (A) in immediately available funds an amount equal to such excess or (B), to the extent permitted by applicable law, a number of Shares having an aggregate value, based on the net asset value per Share as of the date of this Agreement as determined in accordance with Buyer’s valuation policies and procedures, equal to such excess amount; provided, that Buyer shall have the right, during such five (5) business day period, to review and verify the calculation set forth in such notice, and LP Seller shall make available to Buyer such books, records and work papers as are reasonably necessary for such review.

(c) If, following the Effective Time, either Seller or any of its affiliates continues to hold, or discovers that it holds, any asset, right, record or property (including any books, records, bank accounts, agreements or rights of the GP relating to its role as general partner of the SPV) that properly belongs to Buyer, the GP or the SPV as a result of the transactions contemplated by this Agreement, such Seller shall promptly (and in any event within five (5) business days of becoming aware thereof) notify Buyer and shall, at its own expense, transfer, assign and deliver such asset, right, record or property to Buyer, the GP or the SPV, as applicable, and shall take all further actions reasonably requested by Buyer to give effect to such transfer. Pending such transfer, such Seller shall hold any such asset, right, record or property in trust for the exclusive benefit of Buyer, the GP or the SPV, as applicable.

SECTION 8. Indemnification.

(a) LP Seller shall indemnify, defend and hold harmless Buyer (and its respective affiliates, directors, officers, employees, successors and assigns) from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) based upon, arising out of or otherwise in respect of (i) any breach of any representation or warranty of LP Seller (including, for the avoidance of doubt, the representations and warranties set forth in Section 3 and Section 4) or any breach of any covenant or agreement made by LP Seller in this Agreement, and (ii) any Losses incurred by Buyer in connection with, arising out of or relating to any breach, default, event of default or noncompliance under the Credit Facility that existed at or prior to the Effective Time or that arises from or relates to any act, omission, condition or circumstance occurring or existing at or prior to the Effective Time (including, without limitation, any inaccuracy in the representations set forth in Section 3.4).

(b) Buyer shall indemnify, defend and hold harmless LP Seller (and its respective affiliates, directors, officers, employees, successors and assigns) from and against any and all Losses based upon, arising out of or otherwise in respect of any inaccuracy in, or any material breach of, the representations or warranties of Buyer and the covenants or agreements made by Buyer in this Agreement.

(c) The representations and warranties of the parties set forth in this Agreement shall survive the Effective Time until the date that is eighteen (18) months after the Effective Time, except that the representations and warranties set forth in Sections 3.1, 3.2, 5.1 and 5.2 shall survive indefinitely; provided, that any claim for indemnification made in good faith prior to the expiration of the applicable survival period shall survive until finally resolved.

(d) Notwithstanding anything in this Agreement to the contrary, the indemnification obligations set forth in this Section 8 are without prejudice to, and shall not limit or otherwise affect, Buyer’s rights and remedies against LP Seller, including with respect to any Losses arising out of or relating to the Credit Facility.

SECTION 9. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by email (upon confirmation of receipt), or 72 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below.

LP Seller

Sagard Holdings Investment I LP

161 Bay Street, Suite 5000

Toronto, Ontario

Canada M5J 2S1

Attn: Michael Hassan, General Counsel and Secretary of the GP

Email: legalteam@sagardholdings.com

Buyer

Sagard Private Income Fund Inc.

c/o Sagard Holdings Manager (US) LLC

280 Park Avenue, 34th Floor West

New York, NY 10017

Attn: Dev Gopalan

Email: gopalan@sagardholdings.com, with a copy to legal@sagardholdings.com

GP Seller

Sagard Holdings Management Inc.

161 Bay Street, Suite 5000

Toronto, Ontario

Canada M5J 2S1

Attn: Michael Hassan, General Counsel and Secretary

Email: legalteam@sagardholdings.com

SECTION 10. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and their respective successors, heirs, personal representatives and permitted assigns.

SECTION 11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Commerce Act, 2000 (Ontario) or other applicable law, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for all purposes of this Agreement.

SECTION 12. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired hereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

SECTION 13. Entire Agreement. This Agreement represents the entire agreement of the parties hereto with respect to the matters contemplated hereby, and there are no written or oral representations, warranties, understandings or agreements with respect hereto except as expressly set forth herein.

SECTION 14. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each party or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.

SECTION 15. Further Assurances. Each of the parties to this Agreement hereby agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17. Expenses. Except as otherwise expressly provided in this Agreement, each party shall bear its own fees, costs and expenses (including the fees and expenses of its legal counsel, accountants and other advisors) incurred in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 18. Assignment. No Seller may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Buyer, and any purported assignment or delegation in violation of this Section shall be null and void. Buyer may assign its rights and obligations under this Agreement, in whole or in part, to any of its controlled affiliates without the consent of any Seller, provided that no such assignment shall relieve Buyer of its obligations hereunder.

SECTION 19. No Third-Party Beneficiaries. Except as set forth in Section 8 with respect to indemnified persons, this Agreement is for the sole benefit of the parties to this Agreement and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever.

SECTION 20. Specific Performance. Each party acknowledges that irreparable harm would occur for which money damages would not be an adequate remedy in the event that the parties do not perform the provisions of this Agreement in accordance with its terms, and accordingly agrees that, in addition to any other remedy at law or in equity, each party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of posting a bond or other security.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above-written.

SAGARD HOLDINGS INVESTMENT I LP

By:	Sagard Private Income Fund SPV I GP Inc.,
its general partner

By:	/s/ Michaël Hassan
Name:	Michaël Hassan
Title:	Director

By:	/s/ Stephan Klee
Name:	Stephan Klee
Title:	Director

SAGARD HOLDINGS MANAGEMENT INC.

By:	/s/ Michaël Hassan
Name:	Michaël Hassan
Title:	General Counsel and Secretary

By:	/s/ Stephan Klee
Name:	Stephan Klee
Title:	Chief Financial Officer

SAGARD PRIVATE INCOME FUND INC.

By:	/s/ Christopher Millin
Name:	Christopher Millin
Title:	Chief Financial Officer and Treasurer

[Signature Page to the Partnership Acquisition Agreement]

Solely with respect to Section 1.4

SAGARD PRIVATE INCOME FUND SPV I GP INC.

By:	/s/ Michaël Hassan
Name:	Michaël Hassan
Title:	Director

By:	/s/ Stephan Klee
Name:	Stephan Klee
Title:	Director

[Signature Page to the Partnership Acquisition Agreement]

EXHIBIT A

Registration - Legal Name of LP Seller:	Sagard Holdings Investment I LP

Account Type / Entity Description: (Individual, Joint, Trust, LLC, Corp., Partnership, etc.)	Limited Partnership

Date of birth / date of entity formation:	June 2, 2026

Tax Identification Number:	[77519 4970]

Street Address:	161 Bay Street Suite 5000 Toronto, Ontario Canada M5J 2S

Cost Basis Value of Shares for Transfer: (What value did you purchase the shares for)	$76,542,774.37

Bank Instructions for Distributions of Cash: Bank Name: Bank Location: Account Number: Account Name: Bank’s Routing No.:	To be provided as needed

SCHEDULE 1

[Intentionally Omitted]

ANNEX A

[Intentionally Omitted]